Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257258
333-257258-01

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated August 25, 2022)

INVESCO DB US DOLLAR INDEX TRUST

INVESCO DB US DOLLAR INDEX BULLISH FUND

This Prospectus Supplement No. 1 (“Supplement No. 1”) supplements and amends the Prospectus dated August 25, 2022 (the “Prospectus”).

Effective April 10, 2023 (the “Effective Date”), the number of Shares required for a Creation Unit of the Invesco DB US Dollar Index Bullish Fund (the “Fund”) will change from 100,000 to 50,000. As a result, as of the Effective Date, all references in the Prospectus to the number of Shares required for a Creation Unit are updated accordingly.

Shares of the Fund are listed on NYSE Arca, Inc. under the symbol “UUP”.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 12 of the Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 1. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 1 is March 28, 2023.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-DBUUP-PRO-1-SUP-1 032823